SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549


FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


June 21, 1996
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Date of Report (Date of earliest event reported)


HIGHLANDS INSURANCE GROUP, INC.
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(Exact Name of Registrant as Specified in Its Charter)


Delaware
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(State or Other Jurisdiction of Incorporation)

1-14028
(Commission File Number)

No. 75-2370945
(IRS Employer Indentification Number)


10370 Richmond Avenue, Houston, Texas		77042-4123
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(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code (713) 952-9555



INFORMATION TO BE INCLUDED IN REPORT

Item 5	Other Events

	The registrant, may at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

	(a)	On June 21, 1996, the registrant, Highlands Insurance Group,
 Inc., issued a press release entitled "Highlands Insurance Group, Inc. Signs Definitive Agreement to Acquire Vik Brothers Insurance, Inc." pertaining, among other things, to the announcement that the registrant had signed a definitive agreement to acquire Vik Brothers Insurance, Inc. of Lawrenceville, New Jersey for total consideration of $164 million, including the assumption and repayment of certain stock, bank debt and cash. The transaction is subject to the registrant's shareholder and regulatory approval and is expected to close later this year.

	Following the acquisition, Alexander M. Vik and Gustav M. Vik, co-owners of Vik Brothers Insurance, Inc. will own approximately 2.3 million shares of the common stock of the registrant valued at $44 million, representing
 9.8% of the registrant on a fully diluted basis. The Viks will both join the registrant's Board of Directors, and Alexander M. Vik will be named
 Vice Chairman. The registrant has agreed to pay additional future consideration in the event that Vik Brothers' operating results for the years 1997-1999 exceed certain financial targets.

	(b)	Exhibits

	Exhibit 1 - Press release dated June 21, 1996

SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLANDS INSURANCE GROUP, INC.


Date:  July 2, 1996

By:  /s/  Michael A. Weberpal

Michael A. Weberpal
Vice President and Secretary

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EXHIBIT 1




FOR IMMEDIATE RELEASE	       	Contact:	Charles J. Bachand
June 21, 1996                	Vice President
                             	(713)267-8567
                             	(713)267-8688 (Facsimile)

			HIGHLANDS INSURANCE GROUP,  INC.
		SIGNS DEFINITIVE AGREEMENT TO ACQUIRE
			VIK BROTHERS INSURANCE, INC.

	Highlands Insurance Group, Inc. (Highlands)(NYSE:HIC), a regional property and casualty insurer, announced today that it has signed a definitive agreement to acquire VIK Brothers Insurance, Inc. of Lawrenceville, NJ (VIK Brothers) for total consideration of $164 million, including the assumption and repayment of certain debt and preferred stock. Highlands will finance the acquisition with a combination of common stock, bank debt and cash. The transaction is subject to Highlands' shareholder and regulatory approval and is expected to close later this year.

	VIK Brothers is an insurance holding company that primarily writes commercial property and casualty business for small to medium sized companies and, to a lesser extent, personal lines business. The company is licensed in 44 states and operates through more than 3,150 independent agents and twelve regional offices. For the year ended December 31, 1995, VIK Brothers had net premiums earned of $297 million and operating income, excluding realized gains, interest charges and purchase accounting adjustments, of approximately $12 million.

	Richard M. Haverland, Chairman and Chief Executive Officer of Highlands, states, "The acquisition of VIK Brothers is consistent with our goal of establishing Highlands as a platform for the acquisition of specialty and regionally based property and casualty companies. The transaction will almost triple Highlands' premium base and is expected to be immediately accretive to earnings per share, which we believe will demonstrate that a disciplined and opportunistic acquisition strategy can create and enhance shareholder value."

	Following the acquisition, Alexander M. Vik and Gustav M. Vik, co-owners of VIK Brothers, will own approximately 2.3 million shares of the common stock of Highlands valued at $44 million, representing 9.8% of the company on a fully diluted basis. The Viks will both join the Highlands' Board of Directors and Alexander M. Vik will be named Vice Chairman. Highlands has agreed to pay additional future consideration in the event that VIK Brothers operating results for the years 1997 - 1999 exceed certain financial targets.

	Alexander M. Vik states, "We are excited about the opportunity to join the Highlands' platform. Both companies share a commitment to achieving underwriting profitability and the financial strength of Highlands should enhance our competitive position. We believe that VIK Brothers can add to Highlands' expertise and we look forward to contributing to the growth of their overall business."

	Highlands is a regional insurance holding company that is primarily engaged in the commercial property and casualty insurance business, specializing in workers' compensation, general liability and other related coverages. Highlands was spun-off from Halliburton Company in January 1996, at which time Insurance Partners, L.P. and certain members of senior management at Highlands invested approximately $62.8 million in the company.